UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021

Reading International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	1-8625	95-3885184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

5995 Sepulveda Boulevard, Suite 300, Culver City, California		90230
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (213) 235-2240

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RDI	The NASDAQ Stock Market LLC
Class B Common Stock, $0.01 par value	RDIB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement

On June 9, 2021, Reading Property Group, the real property arm  of the Registrant in Australia and New Zealand, entered into a Contract for the Sale and Purchase of Land and, that same day, completed the sale of its Auburn/Redyard shopping centre located at 98-100 Parramatta Road, Auburn, New South Wales, Australia (the “Redyard Shopping Centre”) to CPIF Red Yard Trust, an affiliate of Charter Hall Group (ASX:CHC) (the “Purchaser”) for a purchase price of $69.7 million (A$90.0 million).  The Redyard Shopping Centre comprises approximately 92,000 rentable square foot of improvements located on approximately 11.9 acres of land, and includes a 10-screen Reading Cinema with TITAN LUXE, leased by a cinema affiliate of the Registrant (the “Cinema Lease” and the “Reading Cinemas” respectively).  Carried by the Registrant at a book value of $30.2 million, the sale produced a pre-tax profit, after leasing commissions and costs to sell, of approximately $38.9 million.

The Purchaser has acquired the Redyard Shopping Centre subject to, and has assumed all of the obligations of the landlord under, the Cinema Lease.  The Cinema Lease provides for market rental terms, however, as a part of the transaction and potential redevelopment plans of the Purchaser, the parties have agreed to certain termination and right of first refusal provisions.

Item 2.01Completion of Acquisition or Disposition of Assets

The information set forth above under Item 1.01 relating to the Registrant's sale of the Redyard Shopping Centre is hereby incorporated by reference into this Item 2.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

READING INTERNATIONAL, INC.

Date: June 15, 2021	By:	/s/ Ellen M. Cotter
	Name:	Ellen M. Cotter
	Title:	Chief Executive Officer and President